Exhibit 10.2

INVESTAR HOLDING CORPORATION

NOTICE OF GRANT

(Options)

Name:

Number of Options Granted:

Exercise Price Per Share: IPO Price

Grant Date: IPO Effectiveness

To align your financial interests with those of the shareholders of Investar Holding Corporation (the “Company”) after the Company’s initial public offering of its common stock, $1.00 par value per share (“Common Stock”), the Company’s Board of Directors has granted to you the number of options to acquire Common Stock designated above (your “Options”). Your Options are subject to the restrictions and limitations set forth in this Notice and the terms and conditions of the Company’s 2014 Long-Term Incentive Compensation Plan (the “Plan”), a copy of which is attached. Unless otherwise defined below, capitalized terms used in this Notice shall have the meanings used in the Plan.

1. Effectiveness. Your Options will be deemed granted and effective as of the Grant Date (above), provided that you are then an employee of the Company or Investar Bank and in good standing as determined by the Board or its designee. As used above, “IPO Effectiveness” will be deemed to occur as of the date on which a Notice of Effectiveness is issued by the Securities and Exchange Commission with respect to the Company’s Registration Statement filed on Form S-1. The “IPO Price” is the per share price at which Common Stock is first offered by the Company to the public.

2. Restrictions. Your Options will vest and be exercisable, provided you are continuously employed by the Company or an Affiliate on and after the Grant Date, in accordance with the following schedule:

a.	One-sixth of your Options will vest and be exercisable 12 months from the Grant Date;

b.	An additional one-sixth of your Options will vest and be exercisable 24 months from the Grant Date;

c.	An additional one-sixth of your Options will vest and be exercisable 36 months from the Grant Date;

d.	An additional one-sixth of your Options will vest and be exercisable 48 months from the Grant Date;

e.	An additional one-sixth of your Options will vest and be exercisable 60 months from the Grant Date; and

f.	The remainder of your Options will vest and be exercisable 72 months from the Grant Date.

To the extent vested and unexercised, your Options will cumulate and be and remain exercisable during the ten-year period following the Grant Date (the last day of such period the “Expiration Date”). As of the Expiration Date, your outstanding Options, whether or not then vested, will expire and be deemed forfeited to and cancelled by the Company. Notwithstanding the foregoing, if the Grant Date is not deemed to occur on or before December 31, 2014, your Options will be forfeited to and cancelled by the Company.

3. Separation From Service. Notwithstanding any provision of this Notice or the Plan to the contrary, if your employment with the Company ends before your Options have been exercised:

a.	Involuntarily by the Company on account of Cause or on account of your voluntary separation, your Options will be forfeited to and cancelled by the Company on your separation date, whether or not then vested; or

b.	On account of your death, Disability, Retirement or involuntarily by the Company without Cause, your Options not then vested shall be forfeited to and cancelled by the Company and your Options then vested will remain exercisable during the one-year period following your separation date, at which time any outstanding Options will be forfeited to and cancelled by the company, whether or not then vested.

4. Effect of a Change in Control. If a Change in Control is consummated, your Options will be deemed fully vested and be and remain exercisable until the Expiration Date, at which time any outstanding Options will be forfeited to and cancelled by the Company.

5. Exercise. Your vested Options may be exercised, in whole or in part, by providing written notice to the Company, which notice shall designate the number of shares of Common Stock to be purchased and shall be accompanied by the full exercise price for the shares. The exercise price may be paid: (a) in cash or cash equivalents; (b) by the tender of Common Stock then owned by you, which shall be valued at Fair Market Value for this purpose; (c) by withholding shares of Common Stock otherwise issuable to you upon exercise; or (d) by means of a broker assisted transaction, provided that the Company is irrevocably designated as the recipient of the proceeds thereof to the extent of the aggregate Exercise Price.

Common Stock shall be issued by the Company promptly after receipt of your notice of exercise and payment in full for the shares, whether certificated or in book entry form as determined by the Company; provided that the Company’s obligation to issue Common Stock hereunder: (a) may be postponed, in the sole discretion of the Board, for any period necessary to list, register, or otherwise qualify the purchased shares under Federal securities laws or any applicable state securities laws; and (b) may be conditioned upon your making such additional representations and warranties or certifications as the Board may reasonably request. You agree that Common Stock issued hereunder shall bear such legends for such times as the Board deems necessary or appropriate.

6. Taxes. Any gain realized on the exercise of your Options will be treated as compensation, reported by the Company on IRS Form W-2, and subject to withholding for applicable income and employment taxes. Unless you notify the Company and otherwise provide for the payment of your withholding obligations, the Company will determine the amount of your withholding and satisfy this obligation by “netting” from the Common Stock otherwise issuable to you, shares with a Fair Market Value equal to your obligation. The Company calculates withholding at the supplemental wage rate for Federal income tax purposes and the maximum withholding rate imposed by Louisiana law.

7. Shareholder Rights. Until you exercise your Options, you have no shareholder rights with respect to the shares of Common Stock that are covered by your Options.

8. No Assignment. Your Options are not subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise, and whether voluntarily or involuntarily, except by will or the laws of descent and distribution. In the event of a purported assignment, transfer or division on account of the division of your community property or the dissolution of your marriage, the portion of the Options purportedly subject to such assignment, transfer or division, will be forfeited and cancelled, without the requirement of notice or the payment of compensation.

9. Amendment. The Board, in its discretion and without your consent, may amend or modify your Options, except that any amendment that materially diminishes the value of your Options can be effective only with your prior written consent.

10. No Continued Employment: Neither the grant nor vesting of your Options shall be deemed to constitute a promise of your continued employment with the Company or any Affiliate or otherwise modify your employment status with the Company.

You should retain this Notice with your permanent records. As a condition of the grant of your Options, you must promptly complete and return the attached Acknowledgement and Agreement to the Company.

If you have any questions about the terms of your Options, you should contact Randy Kassmeier at randy.kassmeier@investarbank.com or Rachel Cherco at rachel.cherco@investarbank.com.

INVESTAR HOLDING CORPORATION

John D’Angelo, Chief Executive Officer

Attachments:

Acknowledgement and Agreement

Investar Holding Corporation 2014 Long-Term Incentive Compensation Plan

INVESTAR HOLDING CORPORATION

GRANT OF OPTIONS

ACKNOWLEDGMENT AND AGREEMENT

I acknowledge that my Options are subject to the terms and conditions described in the Notice, the terms of the Plan, and any limitations applicable under Federal or state securities laws. I agree that to the extent the terms of the Notice are inconsistent with the terms of the Plan, the terms of the Notice will control. I understand that the shares of Common Stock issuable upon the exercise of my Options have not been registered under the Securities Act of 1933, as amended, and that the shares may be subject to limitations on sale, assignment or other types of transfer or disposition. I acknowledge that no member of the Company or the Board shall be liable for any action or determination taken in good faith with respect to the Plan or my Options, and that I have been furnished with a copy of the Company’s 2014 Long-Term Incentive Compensation Plan.

Signature
Print Name:
Date: , 2014

Deliver to:
Rachel Cherco, Investar Bank
P. O. Box 84207
Baton Rouge, LA 70884-4207